[DESCRIPTION] Minutes defining rights of Series B Preferred Stock

                         MINUTES OF ACTION TAKEN BY
                    CONSENT OF THE BOARD OF DIRECTORS OF
                           HAI ENTERPRISES, INC.
                          a Colorado corporation

The undersigned, constituting all of the Directors of HAI Enterprises, Inc., a Colorado corporation (the "Company"), hereby consent to the adoption of the following resolutions without the holding of a meeting, and the undersigned hereby consent to, vote in favor of, and adopt these resolutions.

                                   I.
                     AUTHORIZATION OF SERIES "B" REDEEMABLE
                           CONVERTIBLE PREFERRED STOCK

RESOLVED, that pursuant to authority expressly vested in the Board of Directors of the Company in Article III of the Articles of Incorporation of the Company, the Board of Directors hereby duly classifies up to 113,500 shares of the Preferred Stock of the Corporation, as a class designated "Series B Redeemable Convertible Preferred Stock," and it be

     FURTHER RESOLVED, that a description of such "Series B Redeemable Convertible Preferred Stock," including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption, all as set by the Board of Directors of the Company, is as follows:

     1. DESIGNATION AND INITIAL NUMBER. The class of shares of Preferred Stock hereby classified shall be designated the "Series B Redeemable Convertible Preferred Stock" (hereinafter referred to as the "Series B Stock"). The initial number of authorized shares of the Series B Stock shall be 113,500.

     2. DIVIDENDS. The dividend rate for the Series B Stock shall be ten percent (10%) per annum of the face value of $10.00 per share, and no more. Dividends on the Series B Stock shall at payable at the Company's election either in cash or Series B Stock at face value semi-annually on June 1 and December 1 of each calendar year. Dividends on shares of Series B Stock shall commence and accrue and shall be cumulative from the date in which the Series B Stock is issued. No dividends shall be paid or set apart for payment on any shares ranking junior to the Series B Stock unless and until all accrued and unpaid dividends on the Series B Stock shall have been declared and paid or a sum sufficient for payment thereof set apart.

     3. REDEMPTION. At the option of the Company, shares of Series B Stock may be redeemed, in whole or in part, at any time and from time to time after the date of issuance of the shares of Series B Stock to be redeemed, upon the terms and conditions set forth in the Articles of Incorporation of the Company, as amended, and as follows:

          3.1 The redemption price per share under this paragraph 3 shall be Ten Dollars ($10.00) per share, plus an amount equal to unpaid cumulative dividends accrued to the date of redemption (whether or not declared), which shall be accrued at the dividend rate provided in paragraph 2, pro rata to the date of redemption.

          3.2 Notice to the holders of shares of Series B Stock to be redeemed shall be given by mailing to such holders a notice of such redemption, first class, postage prepaid, not later than 30 days prior to the date fixed for redemption, at their last addresses as they shall appear upon the books of the Company. Any notice which is mailed herein shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Stock.

          3.3 The notice of redemption to each stockholder whose shares of Series B Stock are to be redeemed shall specify the number of shares of Series B Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series B Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion rate then in effect, and shall state that accrued dividends to the date fixed for redemption w111 be paid as specified in said notice, that from and after said date dividends thereon will cease to accrue, and that conversion rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

     4. LIQUIDATION OR DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount per share equal to Ten Dollars ($10.00) per share (plus an amount equal to unpaid cumulative dividends) without interest, and no more, before any payment shall be made to the holders of any common stock or stock of the Company ranking junior to Series B Stock.

A merger or consolidation of the Company with or into any other corporation, share exchange or a sale or conveyance of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company within the meaning of this paragraph 4.

     5. SINKING FUND. The shares of Series B Stock may, at the discretion of the Board of Directors, be subject to the operation of a purchase, retirement or sinking fund.

     6. CONVERSION PRIVILEGE. The holders of shares of Series B Stock shall have the right, at their option, to convert such shares into any shares of preferred stock of the Company which are or become publicly traded shares ("Publicly Traded Preferred Stock") at any time after the date of issue, on and subject to the following terms and conditions:

          6.1 The shares of Series B Stock shall be convertible into fully paid and non-assessable shares of publicly traded Preferred Stock of the Company at the option of the holder thereof and in the manner hereinafter provided- In case shares of Series B Stock are called for redemption, the right to convert such shares shall terminate at the close of business on the date fixed for redemption unless default shall be made in payment of the redemption price.

          6.2. Shares of the Series B Stock may be converted into full shares of Publicly Traded Preferred Stock of the Company at the rate of one (1) share of Publicly Traded Preferred Stock for each one (1) share of Series B Stock, subject to adjustment as hereinafter provided. The conversion price shall be on the basis of face value of the Series B Stock ($10.00) for the face value of the Publicly Traded Preferred Stock.

               6.2.1 Anything in this paragraph 6 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate, in addition to those required by the provisions of this paragraph 6, as it in its discretion may determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible or exchangeable for stock, hereafter made by the Corporation to its stockholders, shall not be taxable.

               6.2.2 Except as provided in sub-paragraph 6.2.1, no adjustment in the conversion rate of the Series B Stock shall occur upon the issuance of any stock of the Company or for any other reason.

          6.3 Any conversion rate determined or adjusted as herein provided shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Company setting forth such adjustment and the computation and a summary of the facts based upon which it is based, and accompanied by copies of the resolutions, if any, of the Board of Directors passed in connection therewith shall forthwith be filed with the Transfer Agent or Agents for the Series B Stock and made available for inspection by the holders of Series B Stock; and any adjustment so evidenced, made in good faith, shall be binding upon all stockholders and upon the Company. The Company shall also promptly cause a notice, stating that such an adjustment has been made and setting forth the adjusted conversion rate, to be mailed, first-class postage prepaid, to all holders of record of outstanding shares of this Series B Stock, at their addresses as the same appear on the stock records of the Company. Notwithstanding the foregoing notice provisions, failure of the Company to give such notice shall not invalidate such corporate action of the Company.

          6.4 No fraction of shares of stock of any class of the Company at any time authorized shall be issuable upon any conversion of the Series B Stock. In lieu of any such fraction of a share, the person entitled to an interest in respect of such fraction shall be entitled to the cash equivalent of such fraction based upon the face value thereof.

          6.5 Any conversion of Series B Stock shall be made by the surrender to the Company, at the office of any Transfer Agent for the Series B Stock and at such other office or offices as the Board of Directors may designate, of the certificate or certificates representing the share or shares of Series B Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Company, together with a written request for conversion. All shares which may be issued upon conversion of shares of the Series B Stock shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Publicly Traded Preferred Stock upon conversion in a name other than that of the holder of the shares of the Series B Stock converted, and the Company shall not be required to issue or deliver any such share unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          6.6 All shares of Series B Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease except only the right to the holders thereof to receive Publicly Traded Preferred Stock (or other securities or property herein provided) in exchange therefor. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series B Stock surrendered for conversion or on account of any dividends on the Publicly Traded Preferred Stock issued upon such conversion.

          6.7 In the event the Company authorizes any shares of preferred stock to be issued which are or become publicly traded, a number of shares of such preferred stock sufficient to provide for the conversion of the Series B Stock outstanding upon the basis hereinbefore provided shall at all times be reserved, free from pre-emptive rights, for. such conversion.

     7. VOTING RIGHTS. Holders of shares of the Series B Stock shall have no general right to vote and shall not be entitled to notice of the meetings of the stockholders of the Company, or to participate in such meetings, except as specifically required under C.R.S. Section 7-110-104, or other applicable law and except for the special voting rights set forth in the following sub-paragraph 7.1 below.

          7.1 So long as any shares of the Series B Stock are outstanding, the Company shall not (a) without the affirmative vote of at least one-half of the votes entitled to be cast by all shares of the Preferred Stock (including Series B Stock) at the time outstanding amend or change any terms of the Preferred Stock in Article III of the Articles of Incorporation of the Company or other provisions of the Articles of Incorporation generally applicable to the Preferred Stock, so as to affect materially and adversely any such terms;
(b) without the affirmative vote of at least one-half of the vote entitled to be cast by shares of the Series B Stock at the time outstanding, amend or change any terms of the Series B Stock particularly applicable to the Series B Stock, so as to affect materially and adversely any such terms; and (c) without the affirmative vote of one-half of the votes entitled to be cast by all shares of Preferred Stock at the time outstanding, (i) increase the authorized number of shares of Preferred Stock in excess of 10,000,000 or (ii) authorize shares of any other class of stock ranking on a parity with shares of Preferred Stock as to dividends or assets.

     8. NO IMPLIED LIMITATIONS. Except as otherwise provided by express provisions of this Statement, nothing herein shall limit, by influence or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation of the Company.

     9. GENERAL PROVISIONS. In addition to the above provisions with respect to the Series B Stock, such Series B Stock shall be subject to and be entitled to the benefits of, the provisions set forth in the Company's Articles of Incorporation with respect to Preferred Stock generally.

                                   II.

                       APPROVAL OF AGREEMENT FOR MERGER

WHEREAS, the Company has entered into an Agreement ("Agreement") dated effective January 28, 1998 between the Company, Wrapsters, L.L.C. (legally named "Wrapster's, L.C.), Santa Cruz Squeeze (legally named "Santa Cruz Squeeze Corp."), Mathis Family Partners, Ltd., Thomas E Metzger, Clyde E. Culp, III and William Gallagher; and

WHEREAS, the Agreement provides in part that Wrapster's, L.C. be merged into the Company in exchange for 3,800,000 shares of the Company's no par value common stock ("Common Stock") after the Company affects a 5 for 2 reverse split of its currently issued and outstanding shares of Common Stock (the "Reverse Split"); and

WHEREAS, the Agreement further provides that as part of the merger of Wrapster's, L.C. into the Company, Santa Cruz Squeeze Core. is to purchase 3,800,000 shares of Common Stock after the Reverse Split together with 113,500 shares of the Company's Series B Redeemable Convertible Preferred Stock for an aggregate of $1,000,000; and

WHEREAS, the Company deems that the terms and conditions of the Agreement are fair and equitable to the Company.

NOW THEREFORE BE IT RESOLVED, that the Agreement attached as Exhibit "A" hereto and made a part hereof is approved and ratified and that the terms and conditions of the Agreement are deemed to be fair and equitable to the Company.

FURTHER RESOLVED, that the offer of Wrapster's, L.C. to merge into the Company in exchange for 3,800,000 shares of Common Stock after the Reverse Split and as conditioned by the Agreement is accepted and the appropriate officers of the Company are hereby authorized and directed to issue such shares pursuant to the Agreement upon the closing of the transactions contemplated by the Agreement.

FURTHER RESOLVED, that the offer of Santa Cruz Squeeze Corp. to purchase 3,800,000 shares of Common Stock after the Reverse Split and 113,500 shares of the Company's Series B Redeemable Convertible Preferred Stock for $1,000,000 cash is accepted and the appropriate officers of the Company are hereby authorized and directed to issue such shares upon the closing of the transactions contemplated by the Agreement and upon receipt by the Company of $1,000,000 from Santa Cruz Squeeze Corp.

                                    III.
                             APPROVAL OF MERGER

RESOLVED, that the merger of the Company on substantially the terms and conditions as set forth in the form of the Plan of Merger of the Company which is a summary of the basic terms of the Agreement for the merger of Wrapster's, L.C. into the Company and which Plan of Merger is attached hereto as Exhibit "B" and incorporated by reference herein, be and the same is hereby approved and advised.

FURTHER RESOLVED, that the Plan of Merger be submitted for consideration by the shareholders of the Company entitled to vote thereon at a special meeting of the shareholders to be called, noticed and scheduled as provided in the Company's By-Laws and as provided by the Colorado Business Corporation Act.

FURTHER RESOLVED, that the proper officers of the Company be and they are hereby authorized and directed in the name and on behalf of the Company to execute and file with the Secretary of State of Colorado such Statement of Merger following the due approval thereof by the Shareholder of the Company, and to take any and all other actions and to execute and file any and all instruments and documents deemed necessary or proper in connection therewith.

                                    IV.
                         APPROVAL OF REVERSE STOCK SPLIT

RESOLVED, that the proposed reverse stock split (the "Reverse Stock Split") to effect a five (5) to two (2) reverse split of the issued and outstanding shares of the Company's no par common stock ("Common Stock") whereby each five (5) shares of the Company's issued and outstanding Common Stock will be converted to two (2) shaers of Common Stock is hereby authorized and approved.

FURTHER RESOLVED, that the Reverse Stock Split is subject to and effective only upon the closing of the merger as set forth in the Plan of Merger.

FURTHER RESOLVED, that the Reverse Stock Split be submitted for consideration by the shareholders of the Company entitled to vote thereon at a special meeting of the shareholders to be called, noticed and scheduled as provided in the Company's By-Laws and as provided by the Colorado Business Corporation Act.

FURTHER RESOLVED, that upon shareholder approval and the closing of the merger as set forth in the Plan of Merger, the Company's Secretary is hereby authorized and directed to collect the outstanding pre-split certificates from each shareholder and to exchange them for post-split certificates in the appropriate amounts.

                                   V.
                           APPROVAL OF AMENDMENT
                        TO ARTICLES OF INCORPORATION

RESOLVED, that the Company's Articles of Incorporation be amended as follows:

          The first sentence of Article FOURTH shall read as follows:

          "The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolutions adopted from time to time by the board of directors, provided that the number of directors shall not be less than one."

FURTHER RESOLVED, that the Amendment to the Articles of Incorporation be submitted for consideration by the shareholders of the Company entitled to vote thereon at a special meeting of the shareholders to be called, noticed and scheduled as provided in the Company's By-laws and as provided by the Colorado Business Corporation Act.

FURTHER RESOLVED, that upon the shareholder's approval of the Amendment to the Articles of Incorporation, the Company shall file the appropriate Articles of Amendment with the Colorado Secretary of State.

                                   VI.
                         ACCEPTANCE OF RESIGNATIONS

RESOLVED, that the resignation of Gary McAdam and Gary A. Agron, as officers and directors of the Company effective upon the filing of the Amendment to the Articles of Incorporation are hereby accepted.

FURTHER RESOLVED, that the resignation of Earnest Mathis as an officer and director of the Company, effective upon the closing of the merger set forth in the Plan of Merger is hereby accepted.

                                    VII.
                             ELECTION OF OFFICER

RESOLVED, that upon the effectiveness of the resignation of Gary McAdam as Secretary of the Company, Earnest Mathis is hereby elected as Secretary of the Company in addition to his current office as President.

                                   VIII.
                              ELECTION OF DIRECTORS

RESOLVED, that the following personsare nominated to be directors of the Company upon the closing of the merger set forth in the Plan of Merger and upon the closing of the merger set forth in the Plan of Merger and upon the resignations of the current directors.

          a.   Tom Metzger
          b.   Clydde Culp
          c.   Bill Gallagher

FURTHER RESOLVED, that the election of the nominated directors be submitted for consideration by the shareholders of the Company entitled to vote thereon at a special meeting of the shareholders to be called, noticed and scheduled as provided in the Company's By-Laws and as provided by the Colorado Business Corporation Act.

                                   IX.
                              AMENDMENT OF BY-LAWS

RESOLVED, that in accordance with Article VIII, Section 3 of the Company's By-Laws, the first sentence of Article III, Section 2 of the Company's By-Laws is hereby amended to read as follows: "The number of directors of the Corporation shall be fixed from time to time by the board of directors so long as there is at least one director; but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director."

     This Consent of Directors may be executed in counterparts. This Consent of Directors is executed on, and is effective as of January 28, 1998.

                              ALL MEMBERS OF THE BOARD OF
                              DIRECTORS OF HAI ENTERPRISES, INC., a
                              Colorado corporation

                              Earnest Mathis, Jr.

                              Gary McAdam

                              Gary Agron